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Exhibit 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Financial Data", "Change in Independent Auditors" and "Experts" in the Registration Statement (Form F-4), and related Prospectus of Pemex Project Funding Master Trust for the registration of U.S. $36,977,000 8.00% Notes due 2011 and U.S. $24,692,000 7.875% Notes due 2009, of Pemex Project Funding Master Trust and to the incorporation by reference therein of our report dated November 27, 2002, with respect to the financial statements of Petróleos Mexicanos, the Subsidiary Entities and the Subsidiary Companies included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ MANCERA, S.C. Mancera, S.C. A Member Practice of Ernst & Young Global

Mexico City, Mexico
August 13, 2003

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  Exhibit 23.5
Consent of Independent Auditors